EXHIBIT 99
PRESS RELEASE

For Release:	October 25, 2007
Nasdaq:	MFNC
Contact:	Investor Relations at (888) 343-8147
Website:	www.bankmbank.com
MACKINAC FINANCIAL CORPORATION
REPORTS THIRD QUARTER AND NINE MONTHS 2007 RESULTS
(Manistique, Michigan) — Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for mBank (the “Bank”) today announced third quarter 2007 income of $8.055 million or $2.35 per share compared to net income of $.690 million, or $.20 per share for the third quarter of 2006. Net income for the first nine months of 2007 totaled $9.636 million, or $2.81 per share, compared to $1.378 million, or $.40 per share, for the same period in 2006. The results of operations for the first nine months of 2007 include the recognition of a deferred tax benefit in the amount of $7.500 million, $470,000, of proceeds from the settlement of a lawsuit against the Corporation’s former accountants, and a provision for loan losses of $400,000. The third quarter provision was impacted by one commercial credit which originated prior to the current management team. The loan, which currently is performing as agreed, is secured solely by a hotel property. The borrower has indicated their intent to default the loan unless a request for restructuring is granted. An appraisal was obtained as part of negotiations with the borrower which indicated some deterioration in the value of the underlying asset. These facts, coupled with our continued growth in outstanding loans, led management to conclude that a provision is necessary. During the comparable nine month period in 2006, the Bank recorded a $600,000 negative provision for loan losses in recognition of improved credit quality, as well as a $500,000 provision for the benefit of income taxes. Excluding these items provides a more revealing picture of operating results. The adjusted figures show net income in the first nine months of 2007 of $2.066 million, or $.60 per share, compared to an adjusted net income of $.278 million, or $.08 per share, for the same period in 2006. The adjusted 2007 third quarter figures show net income of $.955 million, or $.28 per share, compared to $.190 million, or $.06 per share, in the third quarter of 2006.
Paul Tobias, Chairman and Chief Executive Officer, commented, “We are extremely pleased that we have attained the earnings momentum necessary for us to recognize the deferred tax benefit related to NOL and tax credit carry-forwards. We have established, with our current asset base, the foundation for continued profitability as evidenced by our sixth consecutive quarter of core earnings.”
Tobias continued, “Our core earnings have been enhanced with increases in our net interest margin due to our strong pricing discipline. Growth within our organization is secondary to our increased profitability objectives. We continue to monitor the progress of Michigan’s economy and ongoing foreclosure trends related to consumer mortgage lending. As a bank focused on commercial lending, we are also monitoring, as part of our normal underwriting discipline, the valuation of our commercial real estate collateral and its importance in our loan grading system. While we are aware of the increased credit issues within our industry and within Michigan, we have not experienced any significant deterioration in our overall credit quality and our nonperforming assets are well below peer levels. We were not participants in the subprime mortgage industry.”

Total assets of the Corporation at September 30, 2007 were $401.213 million, up 10.47 percent from the $363.191 million in total assets reported at September 30, 2006. Third quarter-end total assets were up 4.81 percent from the $382.791 million of total assets at year-end 2006.
Total loans at September 30, 2007 were $344.149 million, a 17.61% increase from the $292.614 million at September 30, 2006. Total loans at the end of the third quarter of 2007 increased $21.658 million, or 6.69 percent from year-end 2006 total loans of $322.581 million. Tobias stated, “We are satisfied with our net loan growth thus far in 2007 and remain optimistic about future growth opportunities given our continued new loan production and pipeline activity. We experienced significant loan paydowns and refinancings earlier in 2007 due in part to our decision to hold the line on pricing and our unwillingness to compromise credit quality in the midst of an economic slowdown. We continue to have new loan opportunities, but feel it is prudent to exercise growth constraints in times of economic uncertainty. We expect to continue to grow loans over our long term planning horizon, but we have placed the emphasis on deposit growth and margin improvement in the current credit environment.”
Total deposits of $321.371 million at September 30, 2007 were up 9.50 percent from deposits of $293.494 million on September 30, 2006. Deposits were up $8.950 million, 2.87 percent from year-end 2006 deposits of $312.421 million. Total 2007 deposit growth reflects decreases in noncore funding of $10.079 million and increases in core deposits of $19.029 million, or 9.53%. Mr. Tobias added, “The growth of core deposit balances continues to be a primary focal point in order to increase margin contribution. In 2007, we have been successful in the growth of core deposits to fund 100% of current year loan growth. Continued growth of core deposits, especially transactional account balances, will have the biggest impact on increased profitability and franchise value. We continue to build a culture that focuses on profitable relationships anchored by core deposits.”
Nonperforming loans at the end of the third quarter of 2007 totaled $3.172 million (.92% of loans), an increase of $.233 million from 2006 year end balances. This 2007 increase in nonperforming assets is not indicative of significant deterioration in portfolio credit quality and is still relatively low by comparative peer standards. Current nonperforming loan balances include one large commercial credit relationship which represents 56% of the total, approximately $1.8 million. The loans associated with this relationship originated before the current management team was in place. We have allocated specific reserve balances to these loans, which we believe covers our potential principal loss. Tobias, commenting on credit quality stated, “We remain confident that our credit process is a major strength. This process includes an aggressive early resolution process for nonperforming assets, which limits our losses.”
The net interest margin continues to show steady improvement, increasing from 3.36% in the third quarter of 2006 to 3.71% in the third quarter of 2007. Mr. Tobias commented, “The steady margin improvement is a clear illustration of the positive results achieved from loan and deposit pricing decisions and an improved deposit mix.”
Shareholders’ equity at September 30, 2007 totaled $38.697 million, or $11.29 per share, compared to $28.226 million, or $8.23 per share on September 30, 2006.
Tobias concluded, “We are pleased with our nine months earnings results. Our emphasis continues to be on core deposit growth. We recently expanded our deposit gathering efforts with courier services to small and medium sized businesses in addition to selective second quarter staffing additions. We continue to review opportunities to improve noninterest income. We have been moderately successful in generating fees from sales of loans to the secondary market, as well as the guaranteed portion of SBA loans. The contribution from increased noninterest income, expense control, and our diligence in pricing will move us toward our profitability objectives. We remain committed to our goal of increased profitability and shareholder value.”
Mackinac Financial Corporation is a registered bank holding company which owns mBank. The Bank has 12 offices; eight in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan. The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses; as well as checking and savings accounts, time deposits, interest bearing transaction accounts, safe deposit facilities, real estate mortgage lending, and direct and indirect consumer financing.

Forward-Looking Statements
This release contains certain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share data)	For The Period Ended
	September 30,	December 31,	September 30,
	2007	2006	2006
	(Unaudited)		(Unaudited)
Selected Financial Condition Data (at end of period):
Total assets	$401,213	$382,791	$363,191
Total loans	344,149	322,581	292,614
Total deposits	321,371	312,421	293,494
Borrowings and subordinated debentures	38,239	38,307	38,307
Total shareholders’ equity	38,697	28,790	28,226

Selected Statements of Income Data (nine months and year ended):
Net interest income	$10,007	$11,593	$8,566
Income before taxes	2,136	1,216	878
Net income	9,636	1,716	1,378
Income per common share — Basic	2.81	.50	.40
Income per common share — Diluted	2.81	.50	.40

Three Months Ended:
Net interest income	$3,560	$3,027	$2,952
Income before taxes	555	338	190
Net income	8,055	338	690
Income per common share — Basic	2.35	.10	.20
Income per common share — Diluted	2.35	.10	.20

Selected Financial Ratios and Other Data (nine months and year ended):
Performance Ratios:
Net interest margin	3.62%	3.51%	3.53%
Efficiency ratio	79.94	93.95	93.83
Return on average assets	3.32	.49	.54
Return on average equity	42.07	6.19	6.71
Average total assets	$387,597	$347,927	$341,646
Average total shareholders’ equity	$30,627	$27,744	$27,440
Average loans to average deposits ratio	103.89%	99.77%	98.86%

Common Share Data (at end of period):
Market price per common share	$8.75	$11.50	$10.56
Book value per common share	$11.29	$8.40	$8.23
Common shares outstanding	3,428,695	3,428,695	3,428,695
Weighted average shares outstanding	3,428,695	3,428,695	3,428,695

Other Data (at end of period):
Allowance for loan losses	$5,022	$5,006	$5,316
Non-performing assets	$3,623	$2,965	$2,091
Allowance for loan losses to total loans	1.46%	1.55%	1.82%
Non-performing assets to total assets	.90%	.77%	.58%
Number of:
Branch locations	13	13	13
FTE Employees	105	99	97

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,	September 30,
	2007	2006	2006
	(unaudited)		(unaudited)
ASSETS

Cash and due from banks	$7,364	$4,865	$5,537
Federal funds sold	947	5,841	11,949

Cash and cash equivalents	8,311	10,706	17,486

Interest-bearing deposits in other financial institutions	6,995	856	889
Securities available for sale	17,973	32,769	36,129
Federal Home Loan Bank stock	3,794	3,794	4,152

Loans:
Commercial	285,680	261,726	238,481
Mortgage	54,962	58,014	51,341
Installment	3,507	2,841	2,792

Total Loans	344,149	322,581	292,614
Allowance for loan losses	(5,022)	(5,006)	(5,316)

Net loans	339,127	317,575	287,298

Premises and equipment	12,733	12,453	12,643
Other real estate held for sale	451	26	26
Other assets	11,829	4,612	4,568

TOTAL ASSETS	$401,213	$382,791	$363,191

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Non-interest-bearing deposits	$28,325	$23,471	$22,826
Interest-bearing deposits:
NOW and Money Market	87,262	73,188	73,797
Savings	12,831	13,365	13,915
CDs<$100,000	90,220	89,585	85,236
CDs>$100,000	24,432	23,645	20,305
Brokered	78,301	89,167	77,415

Total deposits	321,371	312,421	293,494

Borrowings	38,239	38,307	38,307
Other liabilities	2,906	3,273	3,164

Total liabilities	362,516	354,001	334,965

Shareholders’ equity:
Preferred stock — No par value:
Authorized 500,000 shares, no shares outstanding
Common stock and additional paid in capital — No par value
Authorized — 18,000,000 shares
Issued and outstanding — 3,428,695 shares	42,810	42,722	42,646
Accumulated deficit	(4,107)	(13,745)	(14,083)
Accumulated other comprehensive (loss)	(6)	(187)	(337)

Total shareholders’ equity	38,697	28,790	28,226

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$401,213	$382,791	$363,191

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

INTEREST INCOME:
Interest and fees on loans:
Taxable	$6,929	$5,635	$19,610	$15,316
Tax-exempt	118	189	432	575
Interest on securities
Taxable	263	306	857	852
Tax-exempt	—	5	—	87
Other interest	209	268	575	631

Total interest income	7,519	6,403	21,474	17,461

INTEREST EXPENSE:
Deposits	3,443	2,951	9,932	7,540
Borrowings	516	500	1,535	1,355

Total interest expense	3,959	3,451	11,467	8,895

Net interest income	3,560	2,952	10,007	8,566
Provision for loan losses	400	—	400	(600)

Net interest income after provision for loan losses	3,160	2,952	9,607	9,166

OTHER INCOME:
Service fees	169	133	515	365
Net gains on sale of secondary market loans	165	66	364	149
Proceeds from settlement of lawsuit	—	—	470	—
Other	62	41	302	193

Total other income	396	240	1,651	707

OTHER EXPENSE:
Salaries and employee benefits	1,695	1,487	5,106	4,577
Occupancy	322	333	983	943
Furniture and equipment	178	159	501	470
Data processing	196	176	577	512
Professional service fees	78	341	403	955
Loan and deposit	63	78	214	305
Telephone	68	55	185	155
Advertising	97	70	280	247
Other	304	303	873	831

Total other expense	3,001	3,002	9,122	8,995

Income before income taxes	555	190	2,136	878
Provision for (benefit of) income taxes	(7,500)	(500)	(7,500)	(500)

NET INCOME	$8,055	$690	$9,636	$1,378

INCOME PER COMMON SHARE:
Basic	$2.35	$.20	$2.81	$.40

Diluted	$2.35	$.20	$2.81	$.40

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
LOAN PORTFOLIO AND CREDIT QUALITY

(Dollars in thousands)
Loan Portfolio Balances (at end of period):

	September 30,	December 31,	September 30,
	2007	2006	2006
Commercial Loans
Real estate — operators of nonresidential buildings	$43,422	$44,308	$35,965
Hospitality and tourism	37,479	30,826	37,287
Real estate agents and managers	25,662	25,071	19,744
Offices of holding companies	10,831	4,989	1,496
Other	122,460	120,523	110,894

Total Commercial Loans	239,854	225,717	205,386

1-4 family residential real estate	54,962	58,014	51,341
Construction	45,826	36,009	33,095
Consumer	3,507	2,841	2,792

Total Loans	$344,149	$322,581	$292,614

Average loans for the period	$327,810	$278,953	$271,351

Credit Quality (at end of period):

	September 30,	December 31,	September 30,
	2007	2006	2006
Nonperforming Assets :
Nonaccrual loans	$3,136	$2,899	$2,065
Loans past due 90 days or more	36	40	—
Restructured loans	—	—	—

Total nonperforming loans	3,172	2,939	2,065
Other real estate owned	451	26	26

Total nonperforming assets	$3,623	$2,965	$2,091

Nonperforming loans as a % of loans	.92%	.91%	.71%

Nonperforming assets as a % of assets	.90%	.77%	.58%

Reserve for Loan Losses:
At period end	$5,022	$5,006	$5,316

As a % of loans	1.46%	1.55%	1.82%

As a % of nonperforming loans	158.32%	170.33%	257.43%

As a % of nonaccrual loans	160.14%	172.68%	257.43%

Net charge-offs as a % of average loans	.12%	.08%	.07%

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS

	QUARTER ENDED
	(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006
BALANCE SHEET (Dollars in thousands)

Total loans	$344,149	$338,896	$318,421	$322,581	$292,614
Allowance for loan losses	(5,022)	(4,920)	(4,975)	(5,006)	(5,316)

Total loans, net	339,127	333,976	313,446	317,575	287,298
Intangible assets	143	163	182	205	237
Total assets	401,213	393,319	375,644	382,791	363,191
Core deposits	218,638	211,773	201,529	199,609	195,774
Noncore deposits (1)	102,733	109,473	102,883	112,812	97,720

Total deposits	321,371	321,246	304,412	312,421	293,494
Total borrowings	38,239	38,307	38,307	38,307	38,307
Total shareholders’ equity	38,697	30,485	29,932	28,790	28,226
Total shares outstanding	3,428,695	3,428,695	3,428,695	3,428,695	3,428,695

AVERAGE BALANCES (Dollars in thousands)

Assets	$400,105	$382,065	$380,403	$366,566	$362,632
Loans	340,391	324,721	318,072	301,508	289,210
Deposits	327,293	309,469	309,619	294,755	296,608
Equity	32,184	30,412	29,254	28,646	28,041

INCOME STATEMENT (Dollars in thousands)

Net interest income	$3,560	$3,269	$3,178	$3,027	$2,952
Provision for loan losses	400	—	—	(261)	—

Net interest income after provision	3,160	3,269	3,178	3,288	2,952
Total noninterest income	396	342	913	276	240
Total noninterest expense	3,001	3,065	3,056	3,226	3,002

Income before taxes	555	546	1,035	338	190
Provision for income taxes	(7,500)	—	—	—	(500)

Net income	$8,055	$546	$1,035	$338	$690

PER SHARE DATA

Earnings — basic	$2.35	$.16	$.30	$.10	$.20
Earnings — diluted	2.35	.16	.30	.10	.20
Book value	11.29	8.89	8.73	8.40	8.23
Market value, closing price	8.75	9.45	9.26	11.50	10.56

ASSET QUALITY RATIOS

Nonperforming loans/total loans	.92%	1.49%	1.53%	.91%	.71%
Nonperforming assets/total assets	.90	1.30	1.33	.77	.58
Allowance for loan losses/total loans	1.46	1.45	1.56	1.55	1.82
Allowance for loan losses/nonperforming loans	158.32	97.45	102.32	170.33	257.43

PROFITABILITY RATIOS

Return on average assets	7.99%	.57%	1.10%	.37%	.75%
Return on average equity	99.30	7.20	14.35	4.68	9.76
Net interest margin	3.71	3.60	3.55	3.44	3.36
Efficiency ratio	74.71	83.21	82.40	94.60	91.17
Average loans/average deposits	104.00	104.93	102.73	102.29	97.51

CAPITAL ADEQUACY RATIOS

Tier 1 leverage ratio	8.03%	7.97%	7.85%	7.85%	7.81%
Tier 1 capital to risk weighted assets	9.03	8.85	9.16	8.77	9.36
Total capital to risk weighted assets	10.28	10.10	10.41	10.02	10.62
Average equity/average assets	8.04	7.96	7.69	7.81	7.73
Tangible equity/tangible assets, period end	9.61	7.71	7.92	7.47	7.71

(1)	Noncore deposits includes Internet CDs, brokered deposits and CDs greater than $100,000

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS